Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Eileen Cassidy Rivera

eileen.rivera@vangent.com

VANGENT, INC. ANNOUNCES SECOND QUARTER 2008 RESULTS

Arlington, VA, August 12, 2008 - Vangent, Inc., a leading global provider of information management and strategic business process outsourcing services, today announced its second quarter 2008 results.

“We are pleased with our second quarter results, which were consistent with our expectations,” said Mac Curtis, President and Chief Executive Officer of Vangent.  “On a quarter over quarter basis, revenue and profitability for the second quarter were relatively stable, providing a solid position for the second half of the year which is the busiest time for Vangent.”

Curtis continued, “On a year to date basis, revenue was up $34.5 million, we reduced our net loss by $8 million and increased our Adjusted EBITDA by $7.1 million in the first six months of the year.  We are excited about the solid traction we gained so far this year and look forward to a successful 2008 and beyond.”

Financial Summary (unaudited)

(Dollars in Millions)

	Three Months Ended		Year-to-Date
	June 30,	June 28,	June 30,	June 28,
	2007	2008	2007	2008

Revenue	$121.6	$123.9	$232.9	$267.4

Net Loss	(10.2)	(8.6)	(19.0)	(11.0)

Adjusted EBITDA	12.9	12.1	24.8	31.9

Credit Agreement Adjusted EBITDA	15.5	12.1	30.5	31.9

	December 31,	June 28,
	2007	2008

Cash and Cash Equivalents	$26.1	$30.4

Long -Term Debt	428.2	420.4

Contract Backlog	1,769.9	1,789.4

Firm Contract Backlog	408.4	649.2

A reconciliation between certain non-GAAP financial measures and reported financial results is provided as an attachment to this press release.

Q2 2008 Financial Results Conference Call:  Will take place on Tuesday, August 12 at 11:00 am ET.  Interested parties may call (888) 694-4702 and request the “Vangent Q2 2008 Financial Results Conference Call,” conference ID # 56353005.

Audio Replay:  A replay of the earnings call can be heard after 2 p.m. on August 12, 2008 until August 19, 2008.  To hear the replay, dial (800) 642-1687 and enter the same conference ID # 56353005.  For interested parties outside the U.S. and Canada, dial (706) 645-9291 and enter the same conference ID #.

Vangent’s second quarter financials including the Management Discussion and Analysis will be made available on the company’s website at www.vangent.com following the completion of the Vangent Q2 2008 Results Conference Call.

About Vangent, Inc.

With over 5,000 employees worldwide, Vangent, Inc. is a global provider of Consulting, Systems Integration, Human Capital Management and Strategic Business Process Outsourcing services to the U.S. federal and international governments, higher education institutions and corporations. Clients include the Centers for Medicare & Medicaid Services, the U.S. Departments of Defense, Education, Health and Human Services and Labor; and the U.S. Office of Personnel Management, as well as Fortune 500 companies.

Headquartered in Arlington, Virginia, the company has offices throughout the U.S. and in the U.K., Canada, Mexico, Venezuela and Argentina. Additional information can be found at: www.vangent.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements. All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Vangent, Inc.  (formerly Pearson Government Solutions Business)

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Successor Entity		Predecessor Entity	Successor Entity
	Three Months	Three Months	Period	Period	Six Months
	Ended	Ended	January 1 to	February 15 to	Ended
	June 30,	June 28,	February 14,	June 30,	June 28,
	2007	2008	2007	2007	2008

Revenue	$121,584	$123,934	$58,833	$174,046	$267,409

Cost of revenue	102,712	105,934	48,187	150,113	223,100

Gross profit	18,872	18,000	10,646	23,933	44,309

General and administrative expenses	12,944	12,473	9,383	18,438	26,257

Selling and marketing expenses	4,544	4,075	1,940	6,849	8,206

Operating income (loss)	1,384	1,452	(677)	(1,354)	9,846

Interest expense	9,795	8,958	34	14,560	18,176

Interest income	(201)	(181)	(44)	(201)	(449)

Loss before income taxes	(8,210)	(7,325)	(667)	(15,713)	(7,881)

Provision (benefit) for income taxes	1,984	1,228	(292)	2,936	3,096

Net loss	$(10,194)	$(8,553)	$(375)	$(18,649)	$(10,977)

Vangent, Inc.  (formerly Pearson Government Solutions Business)

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2007	June 28, 2008
Assets
Current assets:
Cash and cash equivalents	$26,093	$30,426
Trade receivables, net	112,292	98,799
Other receivables and prepaid items	15,470	20,355
Total current assets	153,855	149,580
Property and equipment, net	27,579	32,678
Goodwill and intangible assets, net	499,900	492,859
Deferred debt financing costs and other	12,734	11,936
Total assets	$694,068	$687,053

Liabilities and Stockholder’s Equity
Current liabilities:
Current portion of long-term debt	$7,325	$—
Accounts payable and accrued expenses	63,248	69,371
Accrued interest	8,547	8,007
Other	5,296	4,103
Total current liabilities	84,416	81,481
Long-term debt, net of current portion	420,875	420,366
Other liabilities	8,488	13,655
Total liabilities	513,779	515,502
Stockholder’s equity	180,289	171,551
Total liabilities and stockholder’s equity	$694,068	$687,053

Vangent, Inc.  (formerly Pearson Government Solutions Business)

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Predecessor Entity	Successor Entity
	Period January 1 to February 14,	Period February 15 to June 30,	Six Months Ended June 28,
	2007	2007	2008
Cash flows from operating activities
Net loss	$(375)	$(18,649)	$(10,977)
Depreciation and amortization	2,369	13,353	17,365
Equity-based compensation expense	1,477	—	592
Deferred income taxes	(19)	2,337	2,913
Net change in operating assets and liabilities	(22,348)	26,116	11,283
Net cash (used in) provided by operating activities	(18,896)	23,157	21,176

Cash flows from investing activities
Acquisition, net of cash acquired	—	(615,206)	(3,936)
Capital expenditures	(3,727)	(2,082)	(5,041)
Net cash used in investing activities	(3,727)	(617,288)	(8,977)

Cash flows from financing activities
Proceeds from issuance of common stock	—	203,466	—
Proceeds from issuance of long term debt, net of repayments	—	429,400	(7,834)
Debt financing costs	—	(14,013)	—
Investment from parent and other	13,271	(110)	(138)
Net cash provided by (used in) financing activities	13,271	618,743	(7,972)
Effect of exchange rate changes on cash and cash equivalents	(166)	389	106
Net (decrease) increase in cash and cash equivalents	(9,518)	25,001	4,333
Cash and cash equivalents, beginning of period	11,713	—	26,093
Cash and cash equivalents, end of period	$2,195	$25,001	$30,426

Vangent, Inc. (formerly Pearson Government Solutions Business)

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(unaudited)

					Twelve
					Months
	Three Months Ended		Year-to-Date		Ended
	June 30,	June 28,	June 30,	June 28,	June 28,
	2007	2008	2007	2008	2008
Net loss	$(10,194)	$(8,553)	$(19,024)	$(10,977)	$(14,377)
Provision for income taxes	1,984	1,228	2,644	3,096	6,657
Interest expense, net	9,594	8,777	14,349	17,727	36,810
Depreciation and amortization	8,912	8,946	14,867	17,365	34,392
EBITDA	10,296	10,398	12,836	27,211	63,482

Equity-based compensation expense	—	345	1,477	592	1,501
TSA adjustment	12	16	1,151	36	213
Net transition and contract settlement costs	2,288	1,011	8,765	3,426	12,161
Management fee	287	306	537	587	964
Adjusted EBITDA	12,883	12,076	24,766	31,852	78,321

CMS contract normalization	2,704	—	5,817	—	—
TSA expenses	(46)	—	(35)	19	148
Credit Agreement Adjusted EBITDA	$15,541	$12,076	$30,548	$31,871	$78,469

The net loss of $19.0 million for the six months ended June 30, 2007, represents the mathematical addition of the net loss of $0.4 million for the Predecessor Entity for the period January 1 to February 14, 2007, and the net loss of $18.6 million for the Successor Entity for the period February 15 to June 30, 2007.

EBITDA is defined as net income (loss) before interest, income taxes, and depreciation and amortization.  Management uses this measure as an indicator of operating performance.  EBITDA is not an indicator of financial performance under generally accepted accounting principles (“GAAP”), or a measure of liquidity and may not be comparable to similarly captioned information reported by other companies.  In addition, it should not be considered as an alternative to, or more meaningful than, income (loss) before income taxes, cash flows from operating activities, or other traditional indicators of operating performance.

Adjusted EBITDA is adjusted to exclude (i) equity-based compensation expense, (ii) non-recurring contract settlement costs, (iii) legal expenses payable by Pearson in connection with an investigation into a contract awarded to NCS Pearson, Inc. by the Transportation Security Administration  (“TSA”) in 2002 and all potential reserves related to the potential settlement of such claim, and (iv) certain costs resulting from our separation from Pearson plc net of certain overhead and infrastructure costs.

Credit Agreement Adjusted EBITDA is adjusted to normalize the operating income of a certain HHS contract and to exclude TSA related expenses.